UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):        June 6, 2011

NINE MILE SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

(Exact name of registrant as specified in its charter)

Nevada	331-143039	20-8006878
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number	Identification No.)

563 West 500 South, Ste 330, Bountiful, UT 84010
(Address of principal executive offices)

Registrant's telephone number, including area code: (801) 774-1618

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

FORM 8-K

Item  1.02   Termination of a Material Definitive Agreement.

On May 6, 2011, pursuant to a Securities Purchase Agreement (the “SPA”), we sold to EBE, LLC, a Delaware limited liability company (“EBE”), 2,000,000 shares of the company’s common stock  (the “Shares”) for the cash purchase price of $131,319.  The Shares reflect the one share for four shares reverse split effected May 6, 2011 and represented a controlling interest in the company.

On June 6, 2011, EBE and the company mutually agreed to rescind the SPA and EBE returned the Shares to the company for cancellation.  We have also returned to EBE $75,000 representing a portion of the purchase price, of which $50,000 was paid by a stockholder on behalf of the company.  Also, two stockholders have executed a 60-day note payable to EBE to satisfy the balance owed, which is payable in either cash and/or securities that secure the note.  We consider the cash paid to EBE and the note issued to EBE as payment in full for the return of the Shares.

In connection with the rescission of the SPA, two stockholders and former directors have returned to the company for cancellation an aggregate of 875,388 shares of our common stock that were issued in consideration for services rendered to the company and for facilitating the EBE investment.  As a result of the rescission of the SPA and return of the aforementioned common stock for cancellation, the company presently has 689,556 shares of issued and outstanding common stock.

Effective at the closing of the SPA, our board of directors appointed Jason Weilert as a new director and, simultaneously, our then current directors and executive officers resigned from all their respective positions with the company.  In connection with the rescission of the SPA on June 6, 2011, Mr. Weilert, as the sole director, appointed Damon Deru, our former director and CEO, as our new director and CEO.  Mr. Weilert, then tendered his resignation as a director and officer of the Company.  Mr. Deru, our sole director, together with one other stockholder own more than 50% of the company’s outstanding common stock, which constitute controlling stockholders.  Mr. Deru is also a party to the note issued to EBE to satisfy the balance due to EBE.

Mr. Deru is a founder of the company and served as a director and CEO since its inception in 2006 until May 6, 2011.  He has been instrumental in developing the company’s TradeWarrior rebalancing software.  Mr. Deru is a graduate of the University of Utah where he received his B.S. Degree in Finance and has worked in the financial services industry since 2001 as an investment advisor.

Item  5.01   Changes in Control of Registrant.

See Item 1.02 above for the applicable disclosure.

Item  5.02   Departure of Directors o Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.02 above for the applicable disclosure.

Notes about Forward-looking Statements

Statements contained in this current report which are not historical facts, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on current expectations and the current economic environment.  We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                      Description

10.1	Securities Purchase Agreement with EBE, LLC (filed as an exhibit to Form 8-K filed with the SEC on April 25, 2011)

10.2	Rescission Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nine Mile Software, Inc.

Date: June 8, 2011	By:	/S/ Damon M. Deru
Damon Deru, Chief Executive Officer